EXHIBIT 23(b)

                                  CONSENT OF COUNSEL


          Motors Mechanical Reinsurance Company, Limited:

          We hereby consent to the reference to our name under the captions "United States Federal Tax Considerations," "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.



                                   s/LeBoeuf, Lamb, Greene & MacRae, L.L.P.



          Washington, D.C.
          May 31, 1995